SUB-ITEM 77Q1(c): Exhibits
                                     SELIGMAN SMALL-CAP VALUE FUND

Proxy Results

Each of the following proposals was considered and approved at a special meeting of shareholders held at the offices of the Fund on November 1, 2002, and adjourned to November 19, 2002 with respect to certain matters. Tabulations of the votes received on each of the proposals appear below.

Proposal 1
To elect a Board of Directors (shareholders of the Fund and Seligman Large-Cap
Value Fund voted together for each nominee).
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                                           In Favor of Election                     Withhold Authority to Vote
John R. Galvin                                  24,185,452                                   695,466
Paul C. Guidone                                 24,197,070                                   683,848
Alice S. Ilchman                                24,198,624                                   682,294
Frank A. McPherson                              24,197,650                                   683,268
John E. Merow                                   24,194,664                                   686,254
Betsy S. Michel                                 24,201,786                                   679,132
William C. Morris                               24,207,556                                   673,362
Leroy C. Richie                                 24,202,388                                   678,530
James Q. Riordan                                24,184,711                                   696,207
Robert L. Shafer                                24,200,289                                   680,629
James N. Whitson                                24,197,583                                   683,335
Brian T. Zino                                   24,204,084                                   676,834

Proposal 2
To ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2002 (shareholders of the Fund and Seligman Large-Cap Value Fund voted together).

           For Ratification                      Against Ratification                          Abstain
           ----------------                      --------------------                          -------
              23,949,815                                392,506                                538,597

Proposal 3(a)
To amend the Fund's fundamental restriction regarding investments in commodities.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,936,533                       508,774                      315,464                     2,504,679

Proposal 3(b)
To amend the Fund's fundamental restriction regarding the purchase of securities on margin.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,868,304                       577,415                      315,052                     2,504,679

Proposal 3(c)
To amend the Fund's fundamental restriction regarding borrowing.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,849,810                       586,705                      324,256                     2,504,679

Proposal 3(d)
To amend the Fund's fundamental restriction regarding lending.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,937,356                       503,452                      319,963                     2,504,679

Proposal 3(e)
To amend the Fund's fundamental restriction regarding underwriting.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,934,926                       494,772                      331,073                     2,504,679

Proposal 3(f)
To amend the Fund's fundamental restriction regarding purchases or sales of real estate.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          8,048,446                       381,160                      331,165                     2,504,679

Proposal 3(g)
To amend the Fund's fundamental restriction regarding diversification.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,983,573                       439,945                      337,253                     2,504,679

Proposal 3(h)
To amend the Fund's fundamental restriction regarding industry concentration.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,973,082                       441,992                      345,697                     2,504,679

Proposal 3(i)
To eliminate the Fund's fundamental restriction regarding short sales.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,860,185                       555,402                      345,184                     2,504,679

Proposal 3(j)
To eliminate the Fund's fundamental restriction regarding control or management of any company.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,889,371                       515,808                      355,592                     2,504,679

Proposal 3(k)
To eliminate the Fund's fundamental restriction regarding transactions in options.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,834,901                       568,126                      357,744                     2,504,679

Proposal 3(l)
To eliminate the Fund's fundamental restriction regarding investment in other investment companies.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,939,405                       494,662                      326,704                     2,504,679

Proposal 3(m)
To eliminate the Fund's fundamental restriction regarding mortgages and pledges.

         For Approval                Against Approval                  Abstain                 Broker Non-Votes
         ------------                ----------------                  -------                 ----------------
          7,870,346                       546,867                      343,558                     2,504,679


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